UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation ofthe registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2012, following the previously announced resignation of the chief financial officer of U.S. Concrete, Inc. (the “Company”), Mr. Kent D. Cauley, the Company’s Corporate Controller at such time, assumed the duties of the Company’s chief financial officer and will serve as the Company’s principal accounting officer until the Company appoints a new chief financial officer or person performing these duties.  In addition, on April 27, 2012, the Company appointed Mr. Cauley to the office of Vice President and Controller of the Company.  Mr. Cauley intends to leave the Company effective upon the Company’s relocation of its corporate headquarters to Euless, Texas, on or about July 1, 2012.   Mr. Cauley will remain with the Company in the interim and will assist in the orderly transition of the new chief financial officer and a new corporate controller, or individual(s) performing these duties. Upon his departure from the Company, Mr. Cauley will be eligible to receive severance payments pursuant to Section 1.2(a)(ii) of his Executive Severance Agreement.

Prior to being appointed as Vice President and Controller on April 27, 2012, Mr. Cauley served as our Corporate Controller since November 2008. From 2004 through October 2008, Mr. Cauley served as Vice President and Controller of Grey Wolf, Inc., a provider of turnkey and contract oil and gas land drilling services in the United States.  From 2003 through 2004, he served as Assistant Controller, and from 2000 through 2003, he served as Financial Reporting Manager for Grey Wolf.  Prior to joining Grey Wolf, Mr. Cauley was employed by Ernst & Young LLP. Mr. Cauley is a certified public accountant.

On February 28, 2011, Mr. Cauley entered into the Company’s form of Indemnification Agreement, which provides indemnification for officers and directors for certain events or occurrences while the officer or director is or was serving at the Company’s request in such capacity.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

On February 28, 2011, the Company and Mr. Cauley entered into an Executive Severance Agreement, which provides that if Mr. Cauley’s employment is terminated without “cause” by the Company or by Mr. Cauley for “good cause” prior to a “change in control,” he would be entitled to the following severance payments and benefits:

●
a lump-sum payment in cash equal to his monthly base salary in effect on the date of termination multiplied by 24, in addition to any accrued but unpaid monthly base salary for any partial month in which the termination occurs;

●
a lump-sum payment in cash equal to the amount of (1) his target annual bonus in respect of the bonus year in which the termination occurs, prorated based on the number of days in the bonus year that have elapsed prior to his termination, and (2) the value of unused vacation days earned in the year prior to the year in which the termination occurs, plus the value of any unused vacation days earned in the year in which the termination occurs;

●
payment by us of all applicable medical continuation premiums for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for the benefit of Mr. Cauley (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after his termination; and

●
all outstanding and previously unvested stock options, restricted stock awards, restricted stock units and similar awards granted to Mr. Cauley prior to the date of termination (the “Unvested Awards”) that would otherwise have vested during the six-month period following the date of termination (assuming for such purpose such termination had not occurred) will become vested and exercisable (as applicable) immediately as of such termination, and any vested stock options then held by Mr. Cauley will remain exercisable until the earlier of (1) the expiration of the twelve-month period following his termination, and (2) the expiration date of the original term of the applicable stock option.

In the event that Mr. Cauley employment is terminated by the Company without “cause” or by Mr. Cauley for “good cause” within one year following a “change in control”, Mr. Cauley would be entitled to the following severance payment benefits:

●
a lump sum payment in cash equal to (a) the sum of (1) his monthly base salary in effect on the termination date multiplied by 12, and (2) the amount of his full target bonus in respect of the bonus year in which the termination occurs, multiplied by (b) 2.5;

●
a lump-sum payment in cash equal to the value of his accrued but unpaid salary through the date of such termination, plus his unused vacation days earned for the year prior to the year in which the termination occurs and his unused vacation days earned for the year in which the termination occurs;

●
payment by the Company of all applicable medical continuation premiums for continuation coverage under COBRA for the benefit of Mr. Cauley (and his covered dependents as of the date of his termination, if any) under his then-current plan election for 18 months after termination; and

●	all Unvested Awards shall become fully vested.

In the event of Mr. Cauley’s termination by reason of his death or long-term/permanent disability, he or his heirs would be entitled to substantially the same benefits as outlined above for a termination by the Company without “cause” or by Mr. Cauley for “good cause” in the absence of a “change in control,” except that any Unvested Awards would not become vested, but instead would terminate immediately.

Under the Executive Severance Agreement, “cause” to terminate the Mr. Cauley’s employment means:

●	his gross negligence, willful misconduct or willful neglect in the performance of his material duties and services to the Company;

●	his final conviction of a felony by a trial court, or his entry of a plea of nolo contendere to a felony charge;

●
any criminal indictment relating to an event or occurrence for which he was directly responsible which, in the business judgment of a majority of our Board of Directors, exposes our company to ridicule, shame or business or financial risk; or

●	a material breach by the officer of any material provision of the Executive Severance Agreement.

            Under the Executive Severance Agreement, “good cause” for Mr. Cauley to terminate his employment means:

●	a material diminution in his then current monthly base salary;

●	a material change in the location of his principal place of employment by the Company;

●	any material diminution in his current position or any title or position to which he has been promoted;

●
any material diminution of his authority, duties or responsibilities from those commensurate and consistent with the character, status and dignity appropriate to his current position or any title or position to which he has been promoted (provided, however, that if at any time he ceases to have such duties and responsibilities because the Company ceases to have any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or cease to be required to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended, then his authority, duties and responsibilities will not be deemed to have been materially diminished solely due to the cessation of such publicly traded company duties and responsibilities); or

●	any material breach by the Company of any material provision of the Executive Severance Agreement, including any failure the Company to pay any amount due under the Executive Severance Agreement.

A “change in control” will be deemed to have occurred on the earliest of any of the following dates:

●
the date the Company merges or consolidates with any other person or entity, and the voting securities of the Company outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the total voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

●	the date the Company sells all or substantially all of its assets to any other person or entity;

●	the date the Company is dissolved;

●
the date any person or entity together with its affiliates becomes, directly or indirectly, the beneficial owner of voting securities representing more than 50% of the total voting power of all then outstanding voting securities of the Company; or

●
the date the individuals who constituted the non-employee members of the Company’s Board of Directors (the “Incumbent Board”) as of February 28, 2011 cease for any reason to constitute at least a majority of the non-employee members of the Company’s Board of Directors, provided that, any person becoming a director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least 80% of the directors comprising the Incumbent Board then still in office (or whose election or nomination was previously so approved) will be considered as though such person were a member of the Incumbent Board;

provided, however, a “change in control” will not be deemed to have occurred in connection with any bankruptcy or insolvency of the Company, or any transaction in connection therewith.

The foregoing description of the Executive Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Severance Agreement, which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Indemnification Agreement, as of February 28, 2011, by and between U.S. Concrete, Inc. and Kent D. Cauley.
10.2	Executive Severance Agreement, effective as of February 28, 2011, between U.S. Concrete, Inc. and Kent D. Cauley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: April 30, 2012	By: /s/ William J. Sandbrook
William J. Sandbrook
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

10.1	Indemnification Agreement, as of February 28, 2011, by and between U.S. Concrete, Inc. and Kent D. Cauley.

10.2	Executive Severance Agreement, effective as of February 28, 2011, between U.S. Concrete, Inc. and Kent D. Cauley.